Invitae Reports Preliminary 2022 Financial Results

— Approximately 12% growth year-over-year in revenues —
— Greater than $555 million in cash, cash equivalents, marketable securities, and restricted cash —
— Cash burn continued its declining trend over the past five quarters —
— Presenting at the 41st Annual J.P. Morgan Healthcare Conference on January 11 at 9:00 a.m. PST —

SAN FRANCISCO, January 9, 2023 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced preliminary unaudited fourth quarter and full-year 2022 revenue, cash burn and commercial metrics.

Preliminary, unaudited financial results and other metrics for 2022

•Generated revenue of approximately $516 million in 2022, or about a 12% increase from $460 million in 2021. Fourth quarter 2022 revenue was approximately $122 million, versus $126 million a year ago, which reflects a decline due to the exited businesses and geographies.
•Cash, cash equivalents, restricted cash and marketable securities were greater than $555 million as of December 31, 2022. Our cash burn in the fourth quarter was less than $80 million, which excludes an outflow of approximately $10 million related to realignment and an inflow of approximately $45 million related to the selected assets sale of the RUO kitted solutions. This represents a continued declining trend since the fourth quarter of 2021.
•Total active healthcare provider accounts of approximately 20,000, an increase of 8% from 2021.
•Active pharma and commercial partnerships grew to approximately 230, an increase of 29% in 2022, due to revenue growth from lab services, data services to pharmaceutical, health systems and other partners.
•Total patient population is more than 3.6 million with over 62% available for data sharing.

“Despite a challenging environment in 2022, we executed well against our realignment plan in the second half of the year, with continued improvements in our financial metrics and cash burn reduction. Overall, we are pleased with our progress and with the hard work across the organization that has driven these results,” said Ken Knight, president and chief executive officer of Invitae. “The mission of Invitae has not changed, and we are committed to bringing genetics to mainstream medicine. Our company is also building on a new foundation grounded on achieving profitable growth. And as we move forward, we’re excited about what lies ahead for our company, our partners and millions more patients. We’re looking forward to our opportunities in 2023 and beyond, unlocking the value that Invitae holds.”

Invitae has not completed preparation of its financial statements for the fourth quarter or full year 2022. The preliminary, unaudited results presented in this press release for the year ended December 31, 2022, are based on current expectations and are subject to adjustment. Actual results may differ materially from those disclosed in this press release. Invitae will report its full financial results and other metrics during its fourth quarter and year-end 2022 conference call in late February.

Invitae's Presentation at 41st Annual J.P. Morgan Healthcare Conference
Invitae will present at the 41st Annual J.P. Morgan Healthcare Conference on Wednesday, January 11, 2023, at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time. A live webcast of both the presentation and a Q&A session may be accessed at the following direct link or by visiting the investors section of the company's website at ir.invitae.com. Public listeners can access an audio and slide recording of the session, which will be available shortly after the conclusion of the presentation and Q&A session on the investors section of the company's website at ir.invitae.com.

About Invitae
Invitae (NYSE: NVTA) is a leading medical genetics company trusted by millions of patients and their providers to deliver timely genetic information using digital technology. We aim to provide accurate and actionable answers to strengthen medical decision-making for individuals and their families. Invitae's genetics experts apply a rigorous approach to data and research, serving as the foundation of their mission to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people.

To learn more, visit invitae.com

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s mission; the expected impact, benefits, and timing of the company’s strategic business realignment or various aspects thereof; the company’s beliefs regarding the potential of its business, and its business priorities and initiatives and the potential benefits thereof; the company’s future financial and operating results, and the drivers of future financial results; 2022 preliminary financial results, including revenue and cash burn; the company’s roadmap and product pipeline; and the company’s beliefs regarding its business and its comprehensive offerings. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: actual results for the fourth quarter and full year 2022, the year-end close process and audit of the company’s financial statements; the ability of the company to successfully execute its strategic business realignment and achieve the intended benefits thereof on the expected timeframe or at all; unforeseen or greater than expected costs associated with the strategic business realignment; the risk that the disruption that may result from the realignment may harm the company’s business, market share or its relationship with customers or potential customers; the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the impact of inflation and the current economic environment on the company’s business; the company's ability to grow its business in a cost-efficient manner; the company's history of losses; the company’s ability to maintain important customer relationships; the company’s ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the applicability of clinical results to actual outcomes; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; laws and regulations applicable to the company's business; and the other risks set forth in the reports filed by the company with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures

To supplement the company's consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures. These non-GAAP financial measures exclude certain items that are required by GAAP. In addition, these non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company’s ongoing operating results and trends. Management uses such non-GAAP information to manage the company’s business and monitor its performance.

Other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below and on the company’s website.

Contacts for Invitae:

Investor Relations
Hoki Luk
ir@invitae.com

Public Relations
Amy Hadsock
pr@invitae.com